Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 31, 2023 relating to the financial statements of HeartCore Enterprises, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Tokyo, Japan

April 7, 2023